                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 28, 2003
                                                           ------------


                           Moore Wallace Incorporated
                           --------------------------
             (Exact name of registrant as specified in its charter)


    Canada                       1-8014                    98-0154502
    ------                       ------                    ----------
(State or other             (Commission File             (IRS Employer
jurisdiction of                 Number)                Identification No.)
 incorporation)


                   6100 Vipond Drive
              Mississauga, Ontario, Canada                    L5T 2X1
              ----------------------------                    -------
        (Address of principal executive offices)             (Zip Code)


                                 (905) 362-3100
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
                                 -------------
          (Former name or former address, if changed since last report)


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Item 9.  Regulation FD Disclosure.

This Form 8-K is being furnished to clarify the disclosure in a Form 8-K furnished by the Corporation after the close of the markets on May 28, 2003. The Corporation did not reaffirm its guidance at an investor meeting hosted by Morgan Stanley on May 28, 2003 and did not disclose any other information requiring disclosure under Regulation FD. The Corporation does reaffirm its guidance for second quarter 2003 results (earnings per share of at least $0.17) and updates its earnings per share guidance for full year 2003 to earnings per share of at least $0.88, taking into account the approximately 44.5 million shares issued in connection with the acquisition of Wallace Computer Services, in all cases determined by Canadian Generally Accepted Accounting Principles, excluding items that are unusual which the Corporation does not expect to recur in the ordinary course of business, or are unrelated to the ongoing operations of the business. These items include acquisition related charges, restructuring and restructuring related charges that are not currently determinable and the partial year benefit from effect of synergy savings resulting from the acquisition of Wallace expected to be of at least $50 million for a full year of operations.




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MOORE WALLACE INCORPORATED

Date:  May 28, 2003                By: /s/ Theodore J. Theophilos
                                      -------------------------------------
                                         Name:    Theodore J. Theophilos
                                         Title:   Executive Vice President,
                                                    Business and Legal Affairs,
                                                    and Secretary